THE TARGET PORTFOLIO TRUST
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102


							February 25, 2003


SEC Operations Center (OFCIS)
6432 General Green Way
Mail Stop 0-7
Alexandria, VA 22312

Attn.:	File Support Unit

	Re:	The Target Portfolio Trust (the ?Fund?)
		File No. 811-7064


Ladies and Gentlemen:

		Please find enclosed the Annual Report on Form N-SAR for the
Fund for the fiscal year ended December 31, 2002.   The Form N-SAR was filed
using the EDGAR system.

						Very truly yours,


                                              /s/ Lori E. Bostrom
			 Lori E. Bostrom
			 Assistant Secretary

Enclosures


This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 25th day of February, 2003.

THE TARGET PORTFOLIO TRUST


Witness:	/s/ Carlos A. Santiago  	By:	/s/ Lori E. Bostrom
	     Carlos A. Santiago	          Lori E. Bostrom
		       Legal Assistant
Assistant Secretary
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0203.doc